                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                 Registration No.: 333-130408-01

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Free Writing Prospectus Legend

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. This material is for your information and none of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantantively similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o   disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
o   disclaimers of responsibility or liability;
o   statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;
o   language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;
o   statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and
o   a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

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MLMT 2006-C1                              STRUCTURAL TERM SHEET      5/8/2006

A-SB SCHEDULE (RED)

            0      5/1/2006       113,900,000.00
            1     6/12/2006       113,900,000.00
            2     7/12/2006       113,900,000.00
            3     8/12/2006       113,900,000.00
            4     9/12/2006       113,900,000.00
            5    10/12/2006       113,900,000.00
            6    11/12/2006       113,900,000.00
            7    12/12/2006       113,900,000.00
            8     1/12/2007       113,900,000.00
            9     2/12/2007       113,900,000.00
           10     3/12/2007       113,900,000.00
           11     4/12/2007       113,900,000.00
           12     5/12/2007       113,900,000.00
           13     6/12/2007       113,900,000.00
           14     7/12/2007       113,900,000.00
           15     8/12/2007       113,900,000.00
           16     9/12/2007       113,900,000.00
           17    10/12/2007       113,900,000.00
           18    11/12/2007       113,900,000.00
           19    12/12/2007       113,900,000.00
           20     1/12/2008       113,900,000.00
           21     2/12/2008       113,900,000.00
           22     3/12/2008       113,900,000.00
           23     4/12/2008       113,900,000.00
           24     5/12/2008       113,900,000.00
           25     6/12/2008       113,900,000.00
           26     7/12/2008       113,900,000.00
           27     8/12/2008       113,900,000.00
           28     9/12/2008       113,900,000.00
           29    10/12/2008       113,900,000.00
           30    11/12/2008       113,900,000.00
           31    12/12/2008       113,900,000.00
           32     1/12/2009       113,900,000.00
           33     2/12/2009       113,900,000.00
           34     3/12/2009       113,900,000.00
           35     4/12/2009       113,900,000.00
           36     5/12/2009       113,900,000.00
           37     6/12/2009       113,900,000.00
           38     7/12/2009       113,900,000.00
           39     8/12/2009       113,900,000.00
           40     9/12/2009       113,900,000.00
           41    10/12/2009       113,900,000.00
           42    11/12/2009       113,900,000.00
           43    12/12/2009       113,900,000.00
           44     1/12/2010       113,900,000.00
           45     2/12/2010       113,900,000.00
           46     3/12/2010       113,900,000.00
           47     4/12/2010       113,900,000.00
           48     5/12/2010       113,900,000.00
           49     6/12/2010       113,900,000.00
           50     7/12/2010       113,900,000.00

           51     8/12/2010       113,900,000.00
           52     9/12/2010       113,900,000.00
           53    10/12/2010       113,900,000.00
           54    11/12/2010       113,900,000.00
           55    12/12/2010       113,900,000.00
           56     1/12/2011       113,900,000.00
           57     2/12/2011       113,900,000.00
           58     3/12/2011       113,900,000.00
           59     4/12/2011       113,900,000.00
           60     5/12/2011       113,899,679.05
           61     6/12/2011       111,868,509.56
           62     7/12/2011       109,580,605.82
           63     8/12/2011       107,527,939.53
           64     9/12/2011       105,465,058.04
           65    10/12/2011       103,146,312.14
           66    11/12/2011       101,061,621.69
           67    12/12/2011        98,721,665.04
           68     1/12/2012        96,614,950.95
           69     2/12/2012        94,497,751.99
           70     3/12/2012        91,882,341.12
           71     4/12/2012        89,741,581.90
           72     5/12/2012        87,347,094.33
           73     6/12/2012        84,952,606.76
           74     7/12/2012        83,753,728.80
           75     8/12/2012        82,669,116.50
           76     9/12/2012        81,584,504.20
           77    10/12/2012        80,369,365.34
           78    11/12/2012        79,267,868.90
           79    12/12/2012        78,041,562.63
           80     1/12/2013        76,928,470.77
           81     2/12/2013        75,815,378.91
           82     3/12/2013        74,343,290.00
           83     4/12/2013        72,174,608.41
           84     5/12/2013        69,710,947.28
           85     6/12/2013        67,465,800.29
           86     7/12/2013        64,979,479.38
           87     8/12/2013        62,710,804.35
           88     9/12/2013        60,430,848.64
           89    10/12/2013        55,762,892.28
           90    11/12/2013        53,464,782.98
           91    12/12/2013        50,927,481.32
           92     1/12/2014        48,605,325.67
           93     2/12/2014        46,271,622.68
           94     3/12/2014        43,246,481.86
           95     4/12/2014        40,886,125.18
           96     5/12/2014        38,288,283.83
           97     6/12/2014        35,903,268.70
           98     7/12/2014        33,281,445.37
           99     8/12/2014        30,871,529.33
          100     9/12/2014        28,449,628.43
          101    10/12/2014        25,791,931.23
          102    11/12/2014        23,344,766.68
          103    12/12/2014        20,662,498.91
          104     1/12/2015        18,189,822.27
          105     2/12/2015        15,704,847.90
          106     3/12/2015        12,542,393.71
          107     4/12/2015        10,029,326.96
          108     5/12/2015         7,282,964.90
          109     6/12/2015         4,743,737.94
          110     7/12/2015         1,971,933.32
          111     8/12/2015                    -